SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


            Date of Report:                     July 23, 1998
            Date of earliest event reported:    July 23, 1998


                          LINCOLN NATIONAL CORPORATION
                          -----------------------------

             (exact name of registrant as specified in its charter)


        Indiana                       1-6028                   35-1140070
        -------                       ------                   ----------
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                           Identification No.)


     200 East Berry Street, Fort Wayne, Indiana             46802-2706
     ------------------------------------------             ----------
     (Address of principal executive offices)               (Zip Code)

                                  219-455-2000
                                  ------------
                         (Registrant's telephone number)


ITEM 5.  OTHER EVENTS

     Set forth below is the text of a press release issued by the Registrant on July 23, 1998.


                       LNC REPORTS ANOTHER RECORD QUARTER

                  18% Increase in Operating Earnings Per Share

                         Life Insurance Earnings Triple

                         34% Growth in Annuity Earnings


         FORT WAYNE, Ind., July 23, 1998--Lincoln National Corporation (NYSE:
LNC) today reported record income from operations of $132.2 million, or $1.30 per diluted share, for its second quarter ended June 30, 1998. These earnings exceeded the published FirstCall analysts' consensus. By comparison, income from operations in the second quarter of 1997 was $114.5 million, or $1.10 per diluted share, excluding a $130 million after-tax charge to strengthen reserves for disability income insurance.

          Excluding charges for amortization of goodwill and similar intangibles, income from operations in the second quarter of 1998 was $144.5 million, or $1.41 per diluted share, up 22 percent over the 1997 second quarter.

         "This was another quarter of record operating earnings for Lincoln National, and our results were accompanied by clear signals of positive trends and increasing momentum in key businesses," said Jon A. Boscia, president and chief executive officer.

         "While the financial services landscape continues to rapidly evolve, we believe we are in the right businesses and have outstanding distribution, marketing and product capabilities to succeed in the future."

          Boscia pointed out that retail deposits, which include annuities, mutual funds and other personal wealth accumulation products and are a key measure of future success, were up 15 percent to $2.5 billion for the quarter.

         Other highlights of the quarter were:

         Total life insurance in-force increased 38 percent over the year before, reaching $340 billion as of June 30, 1998;

         Total assets managed were $132 billion as of June 30, 1998, a 14 percent increase over the year before;

         Net income rose to $148.7 million, or $1.46 per diluted share. Net income for the second quarter of 1997, excluding special charges, was $122.2 million, or $1.18 per share; and

         LNC entered into an agreement to purchase the domestic life insurance business of Aetna for $1 billion. This transaction, when combined with the earlier acquisition of CIGNA Corp.'s individual life insurance business, will strengthen LNC's position as the provider of choice for the affluent market in the United States, Boscia said. The acquisition is expected to close in the fourth quarter of 1998.

         Information on the business segments follows:

Life Insurance and Annuities

         Earnings in this segment were $102.7 million versus $61.3 million in the second quarter of 1997. Annuity earnings were $63.6 million, a 34 percent increase over last year's second quarter earnings of $47.3 million. Annuity account values reached a record $49.9 billion in the 1998 second quarter, up 24 percent over the $40.2 billion in last year's second quarter.

         "We are determined to remain at the forefront of the annuities industry and we will place continuing emphasis on improving our annuity products and expanding our distribution channels," Boscia said.

         Life insurance earnings were $34.6 million, three times higher than earnings in the second quarter of 1997. The significant increase in life insurance earnings is reflective, in part, of the added product portfolio and agency force acquired from CIGNA. On a "same store" basis, first-year premiums were up 16 percent over the prior year. Similarly, life brokerage sales, when measured by first-year premium, were $17 million, compared with $6.1 million.

         "We are devoting substantial energy and resources to achieving significant scale and profitability in our life insurance business," Boscia said. "Our second quarter results are indicative of the progress we are making toward that goal."


Lincoln (UK)

         The Lincoln UK segment reported earnings of $17.2 million, slightly higher than 1997 second quarter earnings of $17 million. "Lincoln UK is about to relaunch 'Financial Foundations,' its flagship unit-linked life insurance product with improved features in the third quarter," Boscia said. "These features will make this product -- which already accounts for nearly 25 percent of Lincoln's new business -- much more competitive in its market."


Reinsurance

         The Reinsurance segment reported income from operations of $21.8 million versus $19.6 million, excluding the special charge for strengthening disability income reserves, in the second quarter of 1997. Sales of individual life reinsurance for the quarter continued at near-record levels, up 23 percent from last year. Life reinsurance in-force grew 20 percent and now exceeds $200 billion.

         "The recent growth in this business is impressive," Boscia said. "We reached the $100 billion mark of life reinsurance in-force in 1990. By 1996, we were up to $150 billion, and, now, just 18 months later, we have passed $200 billion."


Investment Management

         The Investment Management segment reported record income from operations of $5.5 million for the quarter. Investment advisory fees and other revenue totaled $76 million in the quarter, a 24 percent increase over the year before. Retail sales at Delaware Investments were $860 million, nearly double the sales reported in the second quarter 1997. A total of 21 funds held four- and five-star ratings by Morningstar, Inc. as of June 30, 1998. These funds represent 64 percent of the retail fund assets under management.

         "Delaware's London-based investment division has seen assets rise 71 percent to $10.7 billion since June 30, 1997. This dramatic increase is the result of a competitive investment performance track record and a strong institutional sales operation to take advantage of an industry-wide trend toward the globalization of pension investments," Boscia said. Delaware's London operation provides global and international equity and fixed-income investment products to largely U.S.-based clients.

         "We purchased Delaware Investments just over three years ago," Boscia said. "Over the past 18 months, institutional sales were 78 percent higher than they were in the first 18 months we owned the company."

         As of June 30, the book value of LNC stock with securities at cost was $46.44, compared with $38.90 a year ago. Book value with securities valued at market was $51.10, compared with $43.00 a year ago.

         LNC is a prominent financial services holding company whose wealth accumulation and protection businesses provide annuities, life insurance, 401(k) plans, life-health reinsurance, mutual funds, institutional investment management and advisory services and financial planning. With headquarters in Fort Wayne, LNC has assets of $88 billion and annual revenues of $6 billion.

For further information, please contact:

             Media                                         Analysts
             -----                                         --------
    Scott M. Bushnell                              Daniel W. Weber
    Director, Media Relations                      Director,Investor Relations
    (219) 455-7512                                 (219) 455-2336
    mediarelations@lnc.com                         investorrelations@lnc.com

                                 Signature Page

                          LINCOLN NATIONAL CORPORATION

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      LINCOLN NATIONAL CORPORATION

                                       BY: /S/ RICHARD C. VAUGHAN
                                          Richard C. Vaughan
                                          Executive Vice President and
                                          Chief Financial Officer



Dated: July 23, 1998